SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.


                               January 27, 1998
                                Date of Report
                       (Date of earliest event reported)


                         INTERLINE RESOURCES CORPORATION
            (Exact name of Registrant as specified in its charter)


                 Utah              0-18995                87-0461653
               State of       Commission File No.     IRS Employer
             Incorporation                            Identification No.


                             160 West Canyon Crest
                               Alpine, UT  84004
                   (Address of principal executive offices)

                                (801) 756-3031
                        (Registrant's telephone number)


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Item 5.Other Events

      Interline Resources Corporation ("Interline") is a debtor in possession in a Chapter 11 Bankruptcy proceeding (Bankruptcy No. 97C-26571, United States Bankruptcy Court for the District of Utah). On January 27, 1998, the Court approved a "Joint Motion for Approval of Settlement Agreement filed by Interline Resources Corporation ("Interline") and Genesis Petroleum, Inc. ("Genesis"). Interline and Genesis have been joint venturers in a used oil refinery located in Woods Cross, Utah. The Court's approval of the Settlement Agreement and
Mutual Release (the "Agreement") will result in, among other things, the following:

1    The litigation between Interline and Genesis has been terminated;

2.   Interline has paid Genesis the sum of $750,000;

3. Interline has granted Genesis a license to operate three additional used oil refinery plants using the Interline used oil refinery technology without the payment of any royalties or other payments to Interline;

4. Interline has transferred all of its rights in the joint venture and in the Woods Cross used oil refinery plant, and related assets, to Genesis;

5. Interline will continue to have limited access rights to the Woods Cross refinery;

6. Genesis will transfer to Interline 100,000 shares of Interline common stock owned by Genesis;

7    All previous agreements between the parties have been terminated; and

8.   The parties will indemnify each other from various actions.

      On January 23, 1998, Interline filed a Plan of Reorganization and Disclosure Statement with the Bankruptcy Court. A hearing on the Plan is set for March 4, 1998.

      Interline continues with marketing efforts for its used oil refinery technology and continues to operate its oil and gas division in Wyoming

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                                  SIGNATURE


      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


      Dated: February 17, 1998

                         INTERLINE RESOURCES CORPORATION




                                    By  /s/ Michael R. Williams
                                        Michael R. Williams
                                        President
                                        Chief Executive Officer

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